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                                                                    Exhibit 10.8

                              Employment Agreement

This Employment Agreement ("Agreement"), dated as of March 1, 2006 is made by and between IPG Photonics Corporation, a Delaware corporation having an office at 50 Old Webster Road, Oxford, MA, 01540 (the "Corporation"), and Valentin P. Gapontsev ("Executive"). The Corporation and Executive are referred to jointly below as the "Parties."

WHEREAS, the Corporation desires to employ Executive on the terms and conditions set forth in this Agreement; and

WHEREAS, Executive desires to accept employment by the Corporation on such terms and conditions.

NOW, THEREFORE, in consideration of the employment of Executive, the mutual terms and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

     1. Employment. Executive will be employed by the Corporation in the position of Chief Executive Officer. Executive will report to the Corporation's Board of Directors. Executive's primary responsibility will be executive management of the business and affairs of the Corporation and its subsidiaries. Executive will carry out such duties as shall be assigned from time to time by the Corporation's Board of Directors, subject to applicable laws. During the Employment Term (as defined below), Executive shall devote Executive's reasonable best efforts, energies and abilities and Executive's full business time, skill and attention to the business and affairs of the Corporation, and shall act at all times according to the highest professional standards, for the purpose of advancing the business of the Corporation. Executive shall perform his duties from the headquarters of the Corporation in Oxford, Massachusetts.

     2. Term. Subject to the Termination provisions below, Executive's employment by the Corporation is for a term of three (3) years commencing on the date of this Agreement (the "Initial Employment Period"). Executive's employment by the Corporation will continue for successive one year terms following expiration of the Initial Employment Period (the Initial Employment Period together with any subsequent employment period shall be referred to as the "Employment Term"), unless either party provides notice of intent not to renew not less than (a) one hundred and eighty (180) days prior to expiration of the then current term, or (b) 364 days prior to the end of the then current term following a "Change of Control" of the Corporation (as such term is defined in the Corporation's 2006 Incentive Stock Plan in effect on the date of this Agreement), or unless in either case employment is terminated under the termination provisions below.

     3. Compensation. The Corporation shall pay Executive on a salary basis at an annual rate of $360,000 (the "Base Salary"). The Base Salary will be paid in equal installments in accordance with the Corporation's standard payroll policies and schedule and is subject to tax and elective withholding and deductions. The Corporation may, in its sole discretion, increase the Base Salary on an annual or other basis. In the event that the Board of Directors adopts a bonus compensation program or other stock option, restricted stock or similar incentive plan of general applicability to its executives, Executive shall be eligible to participate in such a program on a

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similar basis to executives at similar levels within the organization. The amount of any bonus compensation to Executive under any such program will be determined by the Board of Directors in its sole discretion.

     4. Benefits.

          (i) Executive shall be entitled to the extent eligible to participate in any benefit plans as may be adopted and modified by the Corporation from time to time, including health and medical plans, life and disability insurance, paid holidays, vacations, and retirement plans. The benefits available to Executive shall be no less favorable than those available to other executives at similar levels within the organization. Benefits provided under this Agreement shall be subject to the terms and conditions of any applicable benefit plan, including any eligibility and vesting requirements, as such plans may be in effect from time to time.

          (ii) Executive shall be entitled to four weeks vacation each year. Executive shall be entitled to accrue up to four weeks of vacation days to the extent not taken during the term of this Agreement.

          (iii) The Corporation shall provide to Executive, at the Corporation's sole expense, accommodation reasonably satisfactory to him, and automobile transportation in connection with the business visits of Executive to the Corporation's subsidiaries in the course of performing his duties under this Agreement. The Corporation shall reimburse the Executive for reasonable travel expenses incurred for the business of the Corporation.

     5. Intentionally omitted.

     6. Other Activities. The employment of Executive shall be on a full-time basis, but Executive may be an investor or otherwise have an interest in or serve on the board of directors or advisory board to other businesses, partnerships and entities so long as the other activities of Executive do not materially interfere with the performance of Executive's duties to the Corporation, and so long as such other activities do not cause Executive to violate the Restrictive Covenants incorporated herein in Section 12 of this Agreement, and so long as Executive discloses all such activities to the Board of Directors of the Corporation. Nothing in this provision or this Agreement limits or restricts Executive's duties and obligations, including the duty of loyalty, that arise under the law.

     7. Termination by the Corporation. The Corporation may terminate the Employment Term for Cause (as defined below).

"Cause" shall mean: (A) an act of fraud, embezzlement or theft by Executive in connection with Executive's duties or in the course of Executive's employment with the Corporation; (B) Executive's intentional wrongful damage to the property of the Corporation; (C) Executive's intentional breach of Section 12 hereof while Executive remains in the employ of the Corporation; (D) an act of Gross Misconduct (as defined below); or (E) a felony conviction or a conviction for a misdemeanor involving moral turpitude; and, in each case, the determination by the Directors of the Corporation as hereafter provided that any such act shall have been materially harmful to the Corporation. For purposes of this Agreement, "Gross Misconduct" shall mean a willful or grossly negligent act or omission which has or will have a material and adverse impact on the business or reputation of the Corporation, or on the business of the Corporation's customers or suppliers as such relate to the Corporation. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to Executive a copy of a resolution duly adopted


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by the affirmative vote of a majority of the independent Directors then in office at a meeting of the Directors called and held for such purpose finding that, Executive has committed an act set forth above in this Section 7. Nothing herein shall limit Executive's right or Executive's beneficiaries' right to contest the validity or propriety of any such determination.

     8. Termination by Executive. Executive may terminate the Employment Term
(i) by giving the Corporation sixty (60) days' prior written notice, or (ii) for Good Reason (as defined below), subject to the Corporation's right to cure the breach for a period of thirty (30) days after notice from the Executive of his intention to terminate for Good Reason. In the event of termination by notice under the preceding subsection (i), the Corporation in its discretion may elect a termination date that is earlier than the conclusion of the sixty (60) day notice period, but in the event of such election the termination shall still be deemed a voluntary termination by Executive under this Section. "Good Reason" means the occurrence of any of the following events without Executive's express written consent:

          (a) The assignment to Executive of any duties materially inconsistent with Executive's position in the Corporation and the responsibilities specified in this Agreement or a substantial adverse alteration in the nature of Executive's position or responsibilities or in the conditions of employment;

          (b) A reduction by the Corporation of or a failure to pay Executive's Base Salary, or a material reduction in benefits the Executive is entitled to under this Agreement other than a reduction approved by the Board of Directors of the Corporation that similarly applies to all executive officers of the Corporation;

          (c) A relocation of the offices of the Executive to a place greater than thirty-five (35) miles in distance from the executive offices of the Corporation in Oxford, MA; or

          (d) The failure of Executive to be the chief executive officer of a company having its securities registered under the Securities Exchange Act of 1934 following the effectiveness of the Corporation's initial public offering, or of the Corporation if a "Change of Control of the Corporation" (as such term is defined in the Corporation's 2000 Incentive Stock Plan in effect on the date of this Agreement) shall occur.

The Corporation shall have no obligations to Executive after Executive's last day of employment following termination of employment under this Section, except as specifically set forth in this Agreement or under the option agreement.

     9. Automatic Termination. Notwithstanding the provisions of Section 2, Executive's employment shall automatically terminate upon Executive's death or Disability (as defined below). Executive shall be deemed to have a "Disability" for purposes of this Agreement if Executive is unable to substantially perform, by reason of physical or mental incapacity, Executive's duties or obligations under this Agreement, with or without reasonable accommodation as defined in the Americans with Disabilities Act and implementing regulations, for a period of one hundred and eighty (180) consecutive days in any 360-day period. The Board of Directors shall determine, according to the facts then available, whether and when the


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disability of Executive has occurred and shall state that date of termination in the Notice of Termination. Such determination shall be made by the Board of Directors in the exercise of reasonable discretion.

     10. Certain Obligations of the Corporation Following Termination of the Employment Period. Following termination of the Employment Period under the circumstances described below, the Corporation will pay to Executive the following compensation and provide the following benefits in addition to any benefits to which the Executive may be entitled by law in full satisfaction and final settlement of any and all claims and demands that Executive or the Corporation may have against the other under this Agreement:

               (i) Good Reason by the Executive. In the event that the Employment Period is terminated by Executive for Good Reason pursuant to Section 8 hereof, Executive shall be entitled to the following payments:

                    (a) Base Salary through the termination date and any bonus that has been actually earned as of or prior to the termination date, but has not been paid; and

                    (b) Continuing payments of Base Salary, payable in accordance with regular payroll practices of the Corporation, for the greater of: [X] twelve months or [Y] the remaining portion of the Employment Period (as it may be extended as provided in Section 2 hereof), but not to exceed twenty-four months.

               (ii) Termination by Executive Without Good Reason or by the Corporation for Cause. In the event the Employment Period as terminated by Executive pursuant to 8(i) hereof without Good Reason or by the Corporation pursuant to Section 7 hereof for Cause, Executive shall be entitled to no further compensation or other benefits under this Agreement except as to that portion of any unpaid Base Salary and other benefits accrued, earned or vested up to and including the effective date of such termination.

               (iii) Death; Disability. In the event that the Employment Period is terminated by reason of Executive's death or for Disability, Executive or Executive's estate, as the case may be, shall be entitled to the payment of:
Base Salary through the date of death or the date of termination as specified in the Notice of Termination in the event of Disability, plus any unpaid bonus previously awarded to Executive.

     11. Nature of Payments. Upon termination of employment pursuant to Sections 7, 8 or 9, Executive will be released from any duties and obligations to the Corporation set forth in this Agreement (except the duties and obligations under the Restrictive Covenants and as set forth in Section 12 hereof) and the obligations of the Corporation to Executive will be as set forth in Section 10.

     12. Restrictive Covenants. Executive has previously executed and delivered a Non-Competition and Confirmatory Assignment Agreement, dated August 30, 2000 (the "Restrictive Covenants") and Executive agrees that, as part of this Agreement, Executive shall comply with the terms of the Restrictive Covenants.

     13. Indemnification.

               (i) Indemnification Terms. The Corporation agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or


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investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Corporation to the fullest extent permitted or authorized by the Corporation's certificate of incorporation or bylaws or, if greater, by the laws of the State of Massachusetts, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Corporation or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Corporation shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Corporation of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

               (ii) No Presumptions. Neither the failure of the Corporation (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 15(a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Corporation (including its Board, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

               (iii) Liability Insurance. The Corporation agrees to continue and maintain a directors' and officers' liability insurance policy covering the Executive to the extent the Corporation provides such coverage for its other executive officers, and which would provide coverage for the Executive after the Term of Employment for actions taken during the Term of Employment.

     14. Notices. Any and all notices provided for herein shall be in writing and shall be delivered by certified mail, return receipt requested or in person. Notice shall be deemed to have been given when notice is received by the party on whom the notice was served. Notice to the Corporation shall be addressed to the Corporation at its principal office, and notice to Executive at Executive's last address as shown on the records of the Corporation.

     15. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the substantive laws of the Commonwealth of Massachusetts, without regard to its internal conflicts of law provisions.

     16. Severability. In the event that any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable or contrary to law or public policy, the enforceability of the other provisions in this Agreement shall not affected thereby.


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     17. Assignment. Executive recognizes that this is an agreement for personal services and that Executive may not assign this Agreement. The Agreement shall inure to the benefit of and binding upon the Corporation's successors and assigns.

     18. Entire Agreement/Amendment. This Agreement and the restrictive agreement referred to in Section 12 constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all other agreements, either oral or in writing, among the Parties hereto with respect to the subject matter hereof (including terminating all employment agreements between Executive and subsidiaries of the Corporation). This Agreement may not be amended except by written agreement signed by both Parties.

     19. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement (and all signatures need not appear on any one counterpart), and this Agreement shall become effective when one or more counterparts has been signed by each of the Parties hereto and delivered to each of the other Parties hereto.

     20. Waiver. The failure of either of the Parties to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of either of the Parties to enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought, and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

     21. Capacity. The Executive and the Corporation hereby represent and warrant to the other that: (i) Executive or the Corporation has full power, authority and capacity to execute and deliver this Agreement, and to perform the Executive's or the Corporation's obligations hereunder; (ii) such execution, delivery and performance will not (and with the giving of notice or lapse of time or both would not) result in the breach of any agreements or other obligations to which Executive or the Corporation is a party or the Executive or the Corporation is otherwise bound; and (iii) this Agreement is the Executive's or the Corporation's valid and binding obligation in accordance with its terms.

     22. Liability Limit. Notwithstanding anything to the contrary contained in this Agreement, in the event of a termination of the employment of the Executive in breach of this Agreement by the Corporation, the Executive and the Company agree that the maximum aggregate amount of damages recoverable by the Executive for any such breach shall not exceed an amount equal to three years of Base Salary. The damages shall be determined by negotiation or, if the parties cannot reach a mutually acceptable agreement, by arbitration.

     23. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive's employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American


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Arbitration Association ("AAA") in Worcester, Massachusetts in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. In the event that any person or entity other than the Executive or the Employer may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity's agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 23 shall be specifically enforceable. Notwithstanding the foregoing, this Section 23 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 23. Punitive and consequential damages shall not be permitted as an award and each party shall bear the fees and expenses of its own counsel and expert witnesses.

     24. Consent to Jurisdiction. To the extent that any court action is permitted consistent with or to enforce Section 23 of this Agreement, the parties hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts. Accordingly, with respect to any such court action, the Executive (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.


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          IN WITNESS WHEREOF, this Employment Agreement has been duly executed:

IPG PHOTONICS CORPORATION


By: /s/ Angelo P. Lopresti              /S/ Valentin P. Gapontsev
    ---------------------------------   -------------------------------
Name: Angelo P. Lopresti                Name: Valentin P. Gapontsev
Title: Vice President and Secretary


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